                  Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                 April 15, 1999


                           DISTRIBUTION IN DOLLARS

              ORIGINAL         PRIOR                                                  REALIZED DEFERRED     CURRENT
                 FACE         PRINCIPAL                                                                     PRINCIPAL
CLASS            VALUE         BALANCE          INTEREST     PRINCIPAL          TOTAL    LOSSES INTEREST     BALANCE
  A1        357,735,172.00   177,702,055.96     783,468.62   5,317,304.27   6,100,772.89   0.00   0.00   172,384,751.69
  A2         40,000,000.00    19,869,676.77      89,485.30     594,552.02     684,037.32   0.00   0.00    19,275,124.75
  SI          8,117,044.50     8,102,235.57      58,613.69           0.00      58,613.69   0.00   0.00     8,102,235.57
   R                  0.00             0.00     610,285.37           0.00     610,285.37   0.00   0.00             0.00
TOTALS      405,852,216.50   205,673,968.30   1,541,852.98   5,911,856.29   7,453,709.27   0.00   0.00   199,762,112.01


                                                                                                       PASS-THROUGH
          FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                    RATES
             PRIOR                                          CURRENT                                       CURRENT
           PRINCIPAL                                       PRINCIPAL                              CLASS  PASS-THRU
 CLASS      FACTOR      INTEREST  PRINCIPAL     TOTAL       FACTOR                                          RATE
   A1     496.7419194   2.190080  14.863801   17.053881   481.8781187                               A1    5.120000 %
   A2     496.7419193   2.237133  14.863801   17.100933   481.8781188                               A2    5.230000 %
   SI     998.1755761   7.221063   0.000000    7.221063   998.1755761                               SI    0.000000 %
 TOTALS   506.7705927   3.799050  14.566525   18.365575   492.2040681

 IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                          ADMINISTRATOR LISTED BELOW:
                                 Paulina Jacome
            The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7765
                         Email: paulina.jacome@chase.com

 [Image]     (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION


             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                 April 15, 1999

 Sec. 4.01(i)       Principal Collections received during the Collection Period        5,911,845.71

                    Interest Collections received during the Collection Period         1,589,121.39

 Sec. 4.01(iii)                Floating Allocation Percentage                           96.099126 %

                                 Fixed Allocation Percentage                            98.000000 %

 Sec. 4.01(iv)            Investor Certificate Interest Collections                    1,443,964.69

 Sec. 4.01(v)            Investor Certificate Principal Collections                    9,523,408.78

 Sec. 4.01(vi)                   Seller Interest Collections                              58,613.69

                                 Seller Principal Collections                                  0.00

 Sec. 4.01(xi)            Accelerated Principal Distribution Amount                           10.58

                   Accelerated Principal Distribution Amount Actually Distributed             10.58

 Sec. 4.01(xiii)            Amount Required to be Paid by Seller                               0.00

                           Amount Required to be Paid by Servicer                              0.00

 Sec. 4.01(xiv)                                 Servicing Fee                             86,543.01

                              Accrued and Unpaid Servicing Fees                                0.00

 Sec. 4.01(xv)        Liquidation Loss Amounts (Net of Charge Off Amounts)                     0.00

                                          Charge Off Amounts                                   0.00

                    Charge Off Amounts allocable to Investor Certificateholders                0.00

 Sec. 4.01(xvi)       Pool Balance as of end of preceding Collection Period          207,703,224.01

                    Pool Balance as of end of second preceding Collection Period     212,902,986.28

 Sec. 4.01(xvii)                             Invested Amount                         193,689,126.86

 Sec. 4.01(xix)    Additional Balances created during the previous Collection Period           0.00

 Sec. 4.01(xxi)            Has a Rapid Amortization Event Occurred?                              NO

 Sec. 4.01(xxii)              Has an Event of Default Occurred?                                  NO

 Sec. 4.01(xxiii)     Amount Distributed to Credit Enhancer per 5.01(a)(1)                10,381.58

                      Amount Distributed to Credit Enhancer per 5.01(a)(6)                     0.00

                         Unreimbursed Amounts Due to Credit Enhancer                           0.00

 Sec. 4.01(xxiv)          Guaranteed Principal Distribution Amount                             0.00

 Sec. 4.01(xxv)                Credit Enhancement Draw Amount                                  0.00

 Sec. 4.01(xxvi)         Amount Distributed to Seller per 5.01(a)(10)                    560,618.62

 Sec. 4.01(xxvii)                                 Maximum Rate                             8.1680 %

                               Weighted Average Net Loan Rate                              8.1680 %

 [Image]           (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

              Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                  April 15, 1999
 Sec. 4.01(xxviii)           Minimum Seller Interest                4,035,827.57

 Sec. 4.01(xxix)            Required Servicer Advance                       0.00

                      Unreimbursed Required Servicer Advance                0.00

                     Required Servicer Advance Reimbursement                0.00

 Sec. 4.01(xxx)            Spread Account Requirement               3,502,747.52

                     Amount on deposit in the Spread Account        3,502,747.52

                              Spread Account Deposit                   13,432.86

                            Spread Account Withdrawal                  49,666.75

                              Additional Draw Amount                3,805,918.35

                                                 Delinquencies

                                     Group 1
             Period        Number  Principal Balance    Percentage
             31-60 days    65      1,896,332.67         0.94 %
             61-90 days    13      486,526.29           0.24 %
             91-120 days   4       155,570.66           0.08 %
             121+ days     23      1,028,935.81         0.51 %
             Total         105     3,567,365.43         1.77 %

                                           Loans in Foreclosure

                                     Group 1
                     Number     Principal Balance   Percentage
                          0                  0.00       0.00 %

                                                  Loans in REO

                                     Group 1
                     Number     Principal Balance   Percentage
                          0                  0.00       0.00 %

 [Image]     (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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